Exhibit 99.7

Investor Day October 18, 2006 New York, NY

AGENDA

Pavilion Room, Rockefeller Center

8:00 – 9:00 AM	Continental Breakfast

9:00 – 9:30 AM	Welcome Address
Glen Tullman
Chief Executive Officer

9:30 – 10:00 AM	Version 11 Overview – Advancing the EHR
Peter Geerlofs, M.D.
Chief Medical Officer

10:00 – 10:25 AM	Financial Overview
Bill Davis
Chief Financial Officer

10:25 – 10:40 AM	Break

10:40 – 11:30 AM	Expert Roundtable of Allscripts Clients

Scott Barlow
Chief Executive Officer
Central Utah Clinic

Robert Margolis, M.D.
Chief Executive Officer
HealthCare Partners

James Morrow, M.D.
Partner
North Fulton Family Medicine

Facilitator:
Dan Michelson
Chief Marketing Officer

11:30 – 12:15 PM	Transforming Healthcare with Information Technology
David Brailer, M.D., Ph.D.
Former National Health Information Technology Coordinator
Department of Health and Human Services

12:15 – 1:00 PM	Lunch and Panel Discussion with Q & A
Allscripts Executive Management Team

Investor Day October 18, 2006 New York, NY

KEYNOTE SPEAKER

David Brailer, M.D., Ph.D. – Dr. Brailer served over two years as the nation’s first National Coordinator for Health Information Technology. He was appointed National Coordinator on May 6, 2004 by President George W. Bush. As National Coordinator, Dr. Brailer was responsible for leading federal and private sector efforts to improve health care quality, accountability and efficiency through widespread deployment of health information technology. He has set the nation’s health care industry on a course toward modernized health information standards, certification of health information technology tools, state-of-the-art information sharing architectures and new policies for protection of consumer privacy. Dr. Brailer has addressed how health information can help protect the nation from adverse drug events, bioterrorism, pandemic flu and other public health threats. As National Coordinator, Dr. Brailer fostered partnerships between government and the private sector for health information breakthroughs that will be valuable and beneficial to the nation’s consumers. Prior to his appointment, Dr. Brailer served as a senior advisor and consultant to the federal government as it formulated its health information technology policy. During this period, Dr. Brailer was a Senior Fellow at the Health Technology Center in San Francisco, a research organization that explores the potential for and impact on health care delivery. Dr. Brailer was Chairman and Chief Executive Officer of CareScience, Inc., from 1994-2002. He founded CareScience to develop and commercialize information technology that would reduce medical errors and transform physician and hospital quality.

CLIENT PRESENTERS

Scott D. Barlow, M.B.A., Chief Executive Officer, Central Utah Clinic – Mr. Barlow serves as the Chief Executive Officer of Central Utah Clinic, an 80-physician group practicing at 23 urban and rural locations throughout the State of Utah. In 2004, the Microsoft Healthcare Users Group (MS-HUG) awarded the Central Utah Clinic with the prestigious national Clinic of the Year Award for its use of an Electronic Health Record. He was recently appointed by the Governor of Utah to the Utah Digital Health Service Commission due to his leadership of the digital transformation of Central Utah Clinic. He has been in the healthcare industry for 19 years, with 15 years in group practice management. He holds a Bachelors degree in Accounting and an MBA in Health Care Administration. He is an active member of Medical Group Management Association and Utah Medical Group Management Association. He also serves on various community task forces and boards, including the Nebo Education Foundation and Payson Area Kiwanis Club. He has a keen sense of the health needs of the community and actively pursues programs to improve health services to patients.

Robert Margolis, M.D., Chief Executive Officer, HealthCare Partners – Dr. Margolis has been the managing partner and Chief Executive Officer of HealthCare Partners since the formation of the company in 1992. He was a founding partner and the managing partner of HealthCare Partners’ predecessor, California Primary Physicians Medical Group. Under Dr. Margolis’ stewardship, HealthCare Partners has become a highly respected and innovative physician-owned and operated medical group, IPA and MSO. He is Chairman of the National Committee for Quality Assurance (NCQA), Chairman-Elect of the California Association of Physician Groups (CAPG) and past Chairman of the American Medical Group Association. He is a member of the Executive Management School Advisory Committee, School of Public Health, at University of California Los Angeles. Dr. Margolis is board certified in internal medicine and medical oncology. Dr. Margolis is a much sought-after spokesperson due to his vast experience in integrated delivery systems and physician practice management. He is a graduate of Rutgers University and the Duke University Medical School and served a fellowship at the National Cancer Institute.

Investor Day October 18, 2006 New York, NY

James R. Morrow, Jr., M.D., Partner, North Fulton Family Medicine – Dr. Morrow practices in and manages North Fulton Family Medicine in Cumming, Georgia. In 2005, HIMSS awarded the 16-clinician North Fulton group with the prestigious Nicholas E. Davies Award in ambulatory care for its use of an Electronic Health Record. Most recently, Dr. Morrow was selected as a commissioner to serve on the Certification Commission for Healthcare Information Technology (CCHIT). As a CCHIT commissioner, Dr. Morrow will provide strategic direction, ensure objectivity and credibility, and approve the final ambulatory EHR certification criteria and processes. He attended Clemson University for his Bachelor’s and Master’s degrees, and attended medical school at the University of South Carolina School of Medicine and completed his residency in Family Medicine in Anderson, South Carolina in 1985. Dr. Morrow appeared throughout the winter of 2003 on the Weather Channel, has for the last three years served as the team physician for the North Forsyth High School football team, and was field physician for the Georgia Bulldogs during the Southeastern Conference Championship game at the Georgia Dome in 2002. Dr. Morrow is board certified in family medicine and is a member of the American Academy of Family Physicians. He is a frequent speaker at industry conferences.

ALLSCRIPTS EXECUTIVE TEAM

David Bond, President, HealthMatics, Allscripts – David Bond brings more than 27 years experience in the computer software industry to Allscripts. Bond began his career by serving as Vice President and co-founder of Specialized Data Systems, a provider of governmental accounting systems. In 1985, he joined Medic Computer Systems as Regional Sales Manager and later held positions as Vice President of Marketing, Vice President of Business Development and Vice President of Customer Support. Bond moved to private consulting in 1998, and later that year joined A4 Health Systems as Vice President of Sales and Marketing. In March 2001, Bond assumed a role as Executive Vice President of A4 Health Systems’ Ambulatory Division and was appointed his current position in March 2006 as the President of HealthMatics for Allscripts, after the A4 merger. Bond was an A4 Board of Director, for approximately 2.5 years and serves on the ECU Business School advisory board. Mr. Bond graduated from East Carolina University with a B.S. in Business Administration.

Joseph Carey, Chief Operating Officer, Allscripts – Joseph Carey has been the Chief Operating Officer of Allscripts since April 1999 and has over 17 years of healthcare information technology experience. From September 1998 to April 1999, he served as President and Chief Operating Officer of Shopping@Home, Inc. Prior to that time, he was Senior Vice President and General Manager of the Resource Management Group of HBO and Company, a healthcare software firm. Mr. Carey joined HBOC in 1997 with HBOC’s acquisition of Enterprise Systems, Inc., where he held the role of President from 1993 until the acquisition. Mr. Carey previously served as one of the founding board members for the Microsoft Healthcare Users’ Group (MSHUG) and as a Foundation Member on the Board of the College of Healthcare Information Management Executives (CHIME).

Bill Davis, Chief Financial Officer, Allscripts – Mr. Davis joined Allscripts as Chief Financial Officer in October 2002 and is responsible for all financial operations of the Company, as well as its human resource and management information system operations. As Chief Financial Officer, Mr. Davis was responsible for developing a comprehensive five-year operating plan that has resulted in the company delivering profitable results in 2004, 2005 and 2006. Such plan calls for sustained profitable growth for the balance of 2006 and beyond. Prior to joining Allscripts, Mr. Davis was the Chief Financial Officer of Lante Corporation, a leading technology consulting firm. Mr. Davis helped lead the Company’s Initial Public Offering in February 2000 and its subsequent sale to SBI and Company in September 2002. From 1991 through 1999, Mr. Davis was in the Technology Group of PriceWaterhouseCoopers LLP. Two of those years were spent in PwC’s National Technical Group in New York, NY and focused on emerging technical issues, including software revenue recognition and the SEC’s proposals on the

Investor Day October 18, 2006 New York, NY

company registration process and use of plain English. In 1999, Mr. Davis was selected by PwC as one of its candidate’s for the Securities and Exchange Commission’s Professional Accounting Fellowship Program due to his technical expertise in areas such as revenue recognition and software capitalization. Mr. Davis earned his Bachelors degree in Accounting from The University of Cincinnati and his Masters of Business Administration from Northwestern University. Mr. Davis also is a Certified Public Accountant.

J. Peter Geerlofs, M.D., Chief Medical Officer, Allscripts – Dr. Geerlofs has been the Chief Medical Officer of Allscripts since 2000. He is the founder of Medifor, a medical software company acquired by Allscripts, as well as a board-certified family physician, former Health Officer for Jefferson County, and founder of Port Townsend Family Physicians, Inc. Since the early 1980s, Dr. Geerlofs has lectured and written widely on the use of computers in clinical medicine. Throughout this time, Dr. Geerlofs’ passion was to create systems that were affordable and could help introduce clinical computing to the average practicing physician. Medifor was founded with that vision in mind. He now brings that same passion to the development of the Allscripts family of products. Dr. Geerlofs currently serves on the Steering Group of the Markle Foundation’s “Connecting for Health Initiative”, a Public-Private Collaborative and an effort convened by the Markle Foundation to address the challenges of mobilizing information to improve quality, conduct timely research, empower patients to become full participants in their care, and bolster the public health infrastructure.

Laurie McGraw, President, Clinical Solutions Group, Allscripts – Laurie McGraw joined Allscripts in January 2001 as a result of the acquisition of IDX Systems Corporation’s subsidiary, ChannelHealth. She has spent the past thirteen years focused on clinical automation in various roles running implementations, development, and service groups with IDX and Allscripts. Today, Ms. McGraw is the President of the Clinical Solutions Group. Ms. McGraw has a ten-year tenure working with IDX and currently resides in Burlington, VT. Ms. McGraw recently served on the 2004 Board of Examiners for the Baldrige National Quality Program.

Dan Michelson, Chief Marketing Officer, Allscripts – Mr. Michelson joined Allscripts in April 2000 and is responsible for developing and driving the company’s ‘go-to-market’ strategy. Prior to joining the Company, Mr. Michelson served in leadership roles in strategic planning, product management, marketing and sales for Baxter Healthcare, a leading medical supply company, and AstraZeneca, one the world’s largest pharmaceutical companies. He has also provided a strategy and process redesign consulting for many of the leading hospitals and integrated delivery networks in the U.S. In all roles, his primary focus has been to drive meaningful change to improve healthcare. Mr. Michelson serves on the Certification Commission for Healthcare Information Technology (CCHIT) work group that is responsible for developing the certification process for Electronic Health Records. Mr. Michelson was also named to the Executive Committee for and is a founding member of the EHR Vendor Trade Association (EHRVA). He has a B.S. in Finance from Indiana University and a M.B.A. in Marketing and Management from DePaul University.

Lee Shapiro, President, Allscripts – Lee Shapiro became President of Allscripts in 2002 and has been with the Company since April 2000. Mr. Shapiro has directed the Company’s many mergers and acquisitions, including ChannelHealth from IDX Systems, Advanced Imaging Concepts and RxCentric, as well as the Company’s strategic relationships, such as those with Microsoft, HP, and IDX. Prior to joining AHS, Mr. Shapiro was the Chief Operating Officer of Douglas Elliman-Beitler, a premier commercial office management and development company, where he directed all business activities throughout the United States. After graduating from The Law School at University of Chicago in 1980, Mr. Shapiro practiced commercial law at Barack, Ferrazzano, Kirschbaum, Perlman and Nagelberg, a prominent Chicago law firm. Commencing in 1985, Mr. Shapiro became President of SES Properties, Inc., a closely held, fully integrated real estate company based in Carlsbad, CA and also the largest retail developer in Las Vegas, Nevada, during his tenure. Concurrently, Mr. Shapiro formed City Financial Bancorp in 1986 and served as its Vice Chairman. He was responsible for acquisition of financial institutions, financing, regulatory issues, legal affairs, review and restructuring of operations and the ultimate sale of this $100 million holding company.

Investor Day October 18, 2006 New York, NY

Glen E. Tullman, Chairman and Chief Executive Officer, Allscripts – Glen Tullman joined Allscripts as Chief Executive Officer in August 1997 to lead the Company’s transition into the healthcare information sector. He led the Company’s Initial Public Offering and Secondary Offerings of the Company, which is now traded on Nasdaq (MDRX) and has driven the Company to becoming the leading provider of clinical software, connectivity and information services to physicians. In 2006, Mr. Tullman was named ‘Chief Executive Officer of the Year’ by the Illinois Information Technology Association. Prior to joining Allscripts, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a leading healthcare information services company providing resource management solutions to large integrated healthcare networks, from October 1994 to July 1997. Mr. Tullman graduated from Bucknell University Magna Cum Laude, with a double major in Economics and Psychology. Upon graduation, he joined the Executive Office of the President, the Office of Management and Budget in Washington, D.C. and later accepted a fellowship to study social anthropology at St. Antony’s College, Oxford University, England. Mr. Tullman serves on the Board of the Juvenile Diabetes Research Foundation in Chicago, as well as a number of other public and private boards.